UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

June 8, 2023

TPG Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41222	87-2063362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street, Suite 3300 Fort Worth, TX	76102
(Address of principal executive offices)	(Zip code)

(817) 871-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common stock, $0.001 par value	TPG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information required by this Item 5.03 is included in Item 5.07 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of the Security Holders

On June 8, 2023, TPG Inc. (the “Company”) held its 2023 annual meeting of stockholders (the “2023 Annual Meeting”). The Company’s stockholders considered six items of business, each of which is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 25, 2023, as amended on April 27, 2023 (the “Proxy Statement”).

On April 10, 2023, the record date, there were (i) 72,233,826 shares of Class A common stock, par value $0.001 (the “Class A Shares”) and (ii) 228,652,641 shares of Class B common stock, par value $0.001 (the “Class B Shares”), outstanding and entitled to vote. Each Class A Share was entitled to one vote per share and each Class B Share was entitled to ten votes per share, subject to Article 4.2(a) of the Company’s amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”), which stipulates that “Free Float” (as defined under the rules of the FTSE Russell relating to the Russell indices) shares of Class A Shares are entitled to at least 5.1% of the aggregate voting power. The matters voted on and the results of the votes cast by holders of the Class A Shares and Class B Shares, voting together, are set forth below.

Item 1. Election of Directors

The nominees listed below were elected to serve on the Board of Directors, in each case for a one-year term expiring at the annual meeting of stockholders to be held in 2024.

	FOR	WITHHOLD	BROKER NON-VOTES
David Bonderman	714,372,071	14,804,598	3,680,745
Gunther Bright	718,641,431	10,535,238	3,680,745
Maya Chorengel	715,107,639	14,069,030	3,680,745
Jonathan Coslet	715,115,337	14,061,332	3,680,745
James Coulter	718,284,791	10,891,878	3,680,745
Mary Cranston	718,056,239	11,120,430	3,680,745
Kelvin Davis	715,114,623	14,062,046	3,680,745
Deborah Messemer	717,896,479	11,280,190	3,680,745
Ganendran Sarvananthan	715,107,768	14,068,901	3,680,745
Todd Sisitsky	718,373,965	10,802,704	3,680,745
David Trujillo	715,073,417	14,103,252	3,680,745
Anilu Vazquez-Ubarri	718,454,965	10,721,704	3,680,745
Jack Weingart	712,632,928	16,543,741	3,680,745
Jon Winkelried	718,767,147	10,409,522	3,680,745

Item 2. Election of Executive Committee Members

The nominees listed below were elected to serve on the Executive Committee, in each case for a one-year term expiring at the annual meeting of stockholders to be held in 2024.

	FOR	WITHHOLD	BROKER NON-VOTES
James Coulter	718,236,405	10,940,264	3,680,745
Kelvin Davis	714,769,595	14,407,074	3,680,745
Ganendran Sarvananthan	714,764,929	14,411,740	3,680,745
Todd Sisitsky	718,166,271	11,010,398	3,680,745
David Trujillo	714,728,579	14,448,090	3,680,745
Anilu Vazquez-Ubarri	718,245,917	10,930,752	3,680,745
Jack Weingart	712,073,536	17,103,133	3,680,745
Jon Winkelried	718,254,744	10,921,925	3,680,745

Item 3. Advisory Vote to Approve Executive Compensation (Say-on-Pay)

Stockholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers for the 2022 fiscal year.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
712,370,113	16,797,420	9,136	3,680,745

Item 4. Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation (Say-on-Frequency)

Stockholders approved, on a non-binding advisory basis, a three-year frequency of future advisory votes on the compensation paid to the Company’s named executive officers. Consistent with the Board of Directors’ recommendation, future advisory votes on executive compensation will be held every three years until the next required advisory vote on the frequency of the advisory vote on executive compensation.

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES
32,921,961	18,847	696,232,646	3,215	3,680,745

Item 5. Ratification of Deloitte as our Independent Registered Public Accounting Firm

Stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2023.

FOR	AGAINST	ABSTAIN
732,785,132	61,095	11,187

Item 6. Amendment and Restatement of the Amended and Restated Certificate of Incorporation

Stockholders approved the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation (the “Amended Charter”) to provide the Board of Directors with the powers currently reserved solely for the Executive Committee.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
729,107,592	62,950	6,127	3,680,745

On June 8, 2023, following the approval by stockholders at the 2023 Annual Meeting, the Company filed the Amended Charter with the Secretary of State of the State of Delaware. The Amended Charter became effective upon its filing with the Secretary of State of the State of Delaware.

A copy of the Amended Charter is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

The Board of Directors also approved a corresponding amendment and restatement of the Bylaws of the Company (the “Amended and Restated Bylaws”), which became effective immediately upon the filing of the Amended Charter with the Secretary of State of the State of Delaware. A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of TPG Inc.

3.2	Amended and Restated Bylaws of TPG Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

TPG Inc.

By:	/s/ Bradford Berenson
Name:	Bradford Berenson
Title:	General Counsel

Date: June 12, 2023